                                                                     EXHIBIT 4.8

                                                        (Operation Number 27720)

                     SHARE RETENTION AND SUBORDINATION DEED

                                     BETWEEN

                                  MOBIFON S.A.

                                       AND

                     TELESYSTEM INTERNATIONAL WIRELESS INC.

                                       AND

               TELESYSTEM INTERNATIONAL WIRELESS CORPORATION N.V.

                                       AND

                              VODAFONE EUROPE B.V.

                                       AND

                                 CLEARWAVE N.V.

                                       AND

                             CLEARWAVE HOLDINGS B.V.

                                       AND

                           VODAFONE TECHNICAL SERVICES

                                       AND

                            EXPORT DEVELOPMENT CANADA

                                       AND

                             NORDIC INVESTMENT BANK

                                       AND

                                  EUROPEAN BANK
                       FOR RECONSTRUCTION AND DEVELOPMENT

                                       AND

          SUCH OTHER PERSONS AS BECOME PARTIES HERETO FROM TIME TO TIME




                              DATED 27 AUGUST 2002

                               TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS..................................................................       2

Section 1.01       Definitions...........................................................       2
Section 1.02       Singular/Plural - Persons - References -
                   Headings..............................................................       8

ARTICLE 2 - SUBORDINATION................................................................       9

Section 2.01       Subordination in Right of Payment.....................................       9
Section 2.02       Subordination in Liquidation or Realization...........................       9
Section 2.03       Payments Received.....................................................      10
Section 2.04       Application of Payments...............................................      10
Section 2.05       Covenants Regarding Subordination.....................................      11
Section 2.06       Waivers by Junior Creditors...........................................      11
Section 2.07       Senior Lenders' Consent Required for Certain Actions..................      12
Section 2.08       Actions by the Senior Lenders.........................................      12
Section 2.09       Security..............................................................      13
Section 2.10       Borrower's Obligations................................................      13
Section 2.11       Parties to Deed.......................................................      13

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES...............................................      13

Section 3.01       Representations and Warranties........................................      13

ARTICLE 4 - SHARE RETENTION AND GENERAL COVENANTS........................................      15

Section 4.01       Transfer of Existing Shares in Borrower - Private Share Sale or Public
                   Secondary Sale........................................................      15
Section 4.02       Transfer of Existing Shares in ClearWave - Private Share Sale or Public
                   Secondary Sale........................................................      18
Section 4.03       Issuance of New Shares by way of Public Offering......................      19
Section 4.04       Repurchase of Shares by Borrower......................................      21
Section 4.05       Release of Security Over Shares.......................................      22
Section 4.06       Operating Shareholders' General Covenants.............................      23
Section 4.07       Several Obligations...................................................      24

ARTICLE 5 - MISCELLANEOUS................................................................      24

Section 5.01       Notices...............................................................      24
Section 5.02       English Language......................................................      27
Section 5.03       Rights, Remedies and Waiver...........................................      27
Section 5.04       Term of Deed..........................................................      28
Section 5.05       Governing Law.........................................................      28
Section 5.06       Arbitration and Jurisdiction..........................................      28
Section 5.07       Privileges and Immunities of the Senior Lenders.......................      29
Section 5.08       Waiver of Sovereign Immunity..........................................      29
Section 5.09       Entire Agreement; Amendments and Waiver...............................      29
Section 5.10       Successors and Assigns; Third Party Rights............................      30
Section 5.11       Counterparts..........................................................      30

ANNEX A..................................................................................       1

Form of Deed of Undertaking of Adherence.................................................       1

                     SHARE RETENTION AND SUBORDINATION DEED

DEED dated 27 August 2002 between MOBIFON S.A., a joint stock company organised and existing under the laws of Romania (the "Borrower"), TELESYSTEM INTERNATIONAL WIRELESS INC., a corporation organised and existing under the laws of Canada ("TIWI"), TELESYSTEM INTERNATIONAL WIRELESS CORPORATION N.V., a corporation organised and existing under the laws of the Netherlands ("TIWC"), VODAFONE EUROPE B.V., a corporation organised and existing under the laws of the Netherlands ("Vodafone Europe"), CLEARWAVE N.V., a corporation organised and existing under the laws of the Netherlands ("ClearWave"), CLEARWAVE HOLDINGS B.V., a corporation organised and existing under the laws of the Netherlands ("ClearWave Holdings"), VODAFONE TECHNICAL SERVICES, a corporation organised and existing under the laws of the State of California in the United States of America ("Vodafone Technical"), EXPORT DEVELOPMENT CANADA ("EDC"), NORDIC INVESTMENT BANK ("NIB") and EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT ("EBRD"), and such other persons as become parties hereto in accordance with the terms hereof from time to time.

WHEREAS

(A) The Borrower and EBRD entered into a loan agreement dated 27 August 2002 (the "EBRD Loan Agreement") pursuant to which EBRD agreed to provide certain credit facilities to the Borrower in a principal amount of up to $230,000,000;

(B) The Borrower and EDC entered into a loan agreement dated 27 August 2002 (the "EDC Loan Agreement") pursuant to which EDC agreed to provide certain credit facilities to the Borrower in the principal amount of up to $35,000,000;

(C) The Borrower and NIB entered into a loan agreement dated 27 August 2002 (the "NIB Loan Agreement") pursuant to which NIB agreed to provide certain credit facilities to the Borrower in the principal amount of up to $35,000,000;

(D) The obligations of EBRD, EDC and NIB, respectively, under the Senior Loan Agreements to disburse the Senior Loans are subject to the condition, among other things, that the Controlling Shareholders, ClearWave's Majority Shareholder, TIWC, ClearWave Holdings, Vodafone Technical and all other Junior Creditors enter into and perform their obligations under this Deed;

(E) The Shareholders collectively own 100% of the outstanding capital stock of the Borrower, and the Controlling Shareholders collectively own approximately 83.64% of the outstanding capital stock of the Borrower; and

(F) The Controlling Shareholders, Vodafone Technical, the Borrower and the other Junior Creditors desire to induce the Senior Lenders to consent to the advance of the Senior Loans to the Borrower and, therefore, desire to enter into this Deed.

NOW, THEREFORE, it is hereby agreed under deed as follows:

                            ARTICLE 1 - DEFINITIONS

SECTION 1.01  DEFINITIONS

     Wherever used in this Deed, unless the context otherwise requires, terms defined in the EBRD Loan Agreement have the same meanings herein as in the EBRD Loan Agreement (and each of the parties hereto hereby acknowledges receipt of a fully signed copy of the EBRD Loan Agreement), and the following terms have the following meanings:

"ClearWave's Majority          means
Shareholder"                  (i)  TIWI, and

                              (ii) any Recognised Telecommunications Operator which acquires pursuant to Section 4.02(b) (either directly or indirectly) an Economic Interest or a Controlling Interest of more than 50% in ClearWave.

"Controlling Shareholders"    means

                              (1)  ClearWave,

                              (2)  Vodafone,

                              (3)  any Joint Affiliate, and

                              (4) any Recognised Telecommunications Operator which acquires pursuant to section 4.01(c) (either directly or indirectly) (i) an Economic Interest or a Controlling Interest of more than 50% in the Borrower or (ii) in the case of a transfer, sale or assignment by Vodafone, Vodafone's entire Economic Interest and Controlling Interest in the Borrower.

"Deed" means this deed, as it may be amended, supplemented or modified from time to time.

"EBRD Loan"                   means the loan provided to the Borrower pursuant
                              to the EBRD Loan Agreement.

"EBRD Loan Agreement"         has the meaning set out in recital (A).

"EDC Loan"                    means the loan provided to the Borrower by EDC
                              pursuant to the EDC Loan Agreement.

"EDC Loan Agreement"          has the meaning set out in recital (B).

"Event of Default"            means any "Event of Default" as defined under any
                              of the Senior Loan Agreements.

"Junior Creditor"             means any holder of Junior Indebtedness.

"Junior Indebtedness"         means any and all of the Borrower's obligations of
                              whatsoever nature whether existing on the date hereof or arising after the nature whether existing on the date hereof or arising after the date hereof to make payments of principal, interest or any other sums of whatsoever nature to any Operating Shareholder (or
                              Affiliate thereof) or any Shareholder (or
                              Affiliate thereof), including, without limitation:

                                   (i)   in respect of dividends, return of
                                         capital, redemption or any other such
                                         distribution to the Shareholders;

                                   (ii)  in respect of any liability of
                                         whatsoever nature that the Borrower
                                         has or may have to any Operating
                                         Shareholder (or Affiliate thereof) or
                                         any Shareholder (or Affiliate
                                         thereof), whether by way of indemnity,
                                         reimbursement, as a result of
                                         subrogation or otherwise, or pursuant
                                         to the terms of the Services
                                         Agreements or any other agreement
                                         between any Operating Shareholder (or
                                         Affiliate thereof) or Shareholder (or
                                         Affiliate thereof) (including without
                                         limitation Vodafone Technical) and the
                                         Borrower;

                                   (iii) Permitted High Yield Back to Back
                                         Debt; and

                                   (iv)  Permitted Quasi Equity.

"NIB Loan"                    means the loan to be provided to the Borrower by
                              NIB pursuant to the NIB Loan Agreement.


"NIB Loan Agreement"          has the meaning set out in Recital (C).

"Operating Shareholders"      means, collectively, (i) the Controlling
                              Shareholders, (ii) any Controlled Affiliates of the Controlling Shareholders that own an Economic
                              Interest or a Controlling Interest in the Borrower from time to time (directly or indirectly through Controlled Affiliates of such parties or through a Joint Affiliate), and (iii) ClearWave's Majority
                              Shareholder and any Controlled Affiliates of ClearWave's Majority Shareholder that own an Economic Interest or a Controlling Interest in
                              ClearWave from time to time.

"Permitted High Yield Back    means any Financial Debt of the Borrower which
to Back Debt"                 meets the following conditions:

                              (a) such Financial Debt is unsecured and may not be in the form of a guarantee or other like instrument;

                              (b)  such Financial Debt is provided to the
                                   Borrower by (i) a Shareholder, or (ii) a Controlled Affiliate of a Shareholder or a Joint Affiliate, in which the Borrower does not own any Economic Interest (either directly or indirectly) (each such person referred to in this definition as a "PSFD Holder");

                              (c) such Financial Debt is incurred as a result of or in connection with the incurring of Financial Debt by a PSFD Holder issued in the capital markets by way of private placement or public offering which Financial Debt owed by such PSFD Holder is structurally and contractually subordinated to the Senior Indebtedness on terms and in a manner satisfactory to the Senior Lenders in their sole discretion;

                              (d) if the aggregate of all such Financial debt and any other Permitted High Yield Back to Back Debt exceeds $150,000,000, then such Financial Debt and all other Permitted High Yield Back to Back Debt is assigned to each Senior Lender on terms and in a manner satisfactory to such Senior Lender in its sole discretion (provided that such Financial Debt is not required to be so assigned to a Senior Lender if the mandatory prepayment required to be made by the Borrower in respect thereof, if any, under Section 3.10(f) (in case of EBRD) or Section 3.09(f) (in case of EDC and NIB) of such Senior Lender's Senior Loan Agreement has been made in full);

                              (e) the PSFD Holder has become a party to this Deed as a Junior Creditor in accordance with
                                   Section 2.11(a), (b), (c) and (d) and has assumed all obligations of a Junior Creditor hereunder or such Financial Debt is otherwise contractually subordinated to the Senior Indebtedness in a manner satisfactory to the Senior Lenders in their sole discretion;

                              (f)  the instrument pursuant to which such
                                   Financial Debt is incurred by the Borrower expressly provides that such Financial Debt is postponed and subordinated to the payment in full of the Senior Indebtedness on the terms set forth in Article 2 hereof or on such other terms as are satisfactory to the Senior Lenders in their sole discretion;

                              (g)  the instrument pursuant to which such
                                   Financial Debt is incurred does not contain a cross default to any Financial Debt incurred by the PSFD Holder;

                              (h)  all payments of principal under such
                                   Financial Debt (including any payments in connection with the exercise of a put or similar option or in connection with any mandatory or voluntary redemption or retraction of such Financial Debt) are payable or exercisable no earlier than the date which is 183 days after the repayment of the last instalment of principal under the Senior Loan

                                   Agreement;

                              (i) such Financial Debt does not contain any covenants that are, in the opinion of the Senior Lenders acting reasonably, more restrictive than those applicable to the Borrower under the Senior Loan Agreements, or which would require or permit redemption or repayment of any part of such Financial Debt at any time prior to the occurrence and continuance of an Event of Default;

                              (j) cash interest payable in respect of such Financial Debt does not exceed fifteen percent (15%) per annum;

                              (k) any debt instruments issued by the Borrower in addition to, or in place of, cash interest on such Financial Debt, shall satisfy each of the conditions set out in paragraphs (a) to (j) above; and

                              (l) the Borrower is, and has been during the period of twelve consecutive months prior to the date on which it incurs such Financial Debt (or, if such Financial Debt is incurred prior to the date which is one year after the date hereof, during the period commencing on the date hereof and terminating on the date on which such Financial Debt is incurred) and shall be immediately upon incurring such Financial Debt, in full compliance with all of its covenants and other obligations under the Senior Loan Agreements and other Financing Agreements (provided that (i) the Borrower shall be deemed for purposes of this paragraph (l) to be in compliance with a covenant or an obligation if a default in respect thereof has occurred during the above-mentioned time period but has been cured during such time period to the satisfaction of the Senior Lenders, and (ii) for purposes of determining compliance with
                                   Section 5.10(a) of each Senior Loan Agreement
                                   (l) the ratios in such sections shall be tested in accordance with Section 5.10(b) of each Senior Loan Agreement but on a pro forma basis taking into account the effect of the Borrower incurring such Financial Debt and
                                   (2) the Total Financial Debt to Equity Ratio shall be tested on a pro forma basis by reference to the Shareholders' Equity Under GAAP in place of Shareholders' Equity).

"Permitted Quasi Equity"      means any Financial Debt of the Borrower which
                              meets the following conditions:

                              (a)  such Financial Debt is unsecured;

                              (b) such Financial Debt is provided by (i) a Shareholder, or

                                   (ii) an Affiliate of a Shareholder;

                              (c) the person providing such Financial Debt to the Borrower has become a party to this Deed as a Junior Creditor in accordance with
                                   Section 2.11(a), (b), (c) and (d) and has assumed all obligations of a Junior Creditor hereunder, or such Financial Debt is otherwise contractually subordinated to the Senior Indebtedness on terms and in a manner satisfactory to the Senior Lenders in their sole discretion;

                              (d)  all payments of principal under such
                                   Financial Debt (including any payments in connection with the exercise of a put or similar option or in connection with any mandatory or voluntary redemption or retraction of such Financial Debt) are payable or exercisable no earlier than the date which is 183 days after the repayment of the last instalment of principal under the Senior Loan Agreements;

                              (e) no interest or any other amount is payable under or in respect of such Financial Debt other than as permitted pursuant to Section
                                   6.01 of each of the Senior Loan Agreements;

                              (f) such Financial Debt does not contain any covenants (other than covenants to pay principal and interest and such other covenants as may be agreed to by the Senior Lenders); and

                              (g) such Financial Debt cannot be accelerated for any reason (other than the insolvency of the Borrower provided such insolvency is not the result of any claim, demand, step or proceeding taken or made by the holder of any Permitted Quasi Equity) prior to its maturity and is structured to the extent legally possible such that it does not provide the holder of such Financial Debt with any rights to place the Borrower in administration, insolvency, bankruptcy or other similar proceedings (including without limitation upon the occurrence of a payment default in respect of such Financial Debt).

"Potential Event of Default"  means any "Potential Event of Default" as defined under any of the Senior Loan Agreements.

"Private Share Sale"          means, in respect of any person, a transfer,
                              sale,  assignment or conveyance of any Economic
                              Interest or any Controlling Interest in such person by a holder of shares in such person other than by way of a Public Secondary Sale.

"Public Offering"             means,  in respect of any person,  any offering of
                              newly issued equity securities of such person, where such equity securities are (i) listed, or to be listed following such offering, on any internationally recognised stock exchange, including (in case of the Borrower) the Bucharest stock exchange, or (ii) sold pursuant to a prospectus under Canadian securities laws or pursuant to a registration statement under the United States Securities Act of 1933.

"Public Secondary Sale"       means, in respect of any person,  any offering and
                              sale by holders of equity securities in such person of any such equity securities where such equity securities are (i) listed, or to be listed following such offering on any internationally recognised stock exchange, including (in case of equity securities of the Borrower) the Bucharest stock exchange, or (ii) sold pursuant to a prospectus under Canadian securities laws or pursuant to a registration statement under the United States Securities Act of 1933.

"Recognised                   means a  telecommunications  operator  with
Telecommunications            internationally  recognized  experience  in the
Operator"                     operation and management of mobile GSM
                              telecommunications networks and whose issued long-term senior unsecured debt securities have an investment grade credit rating.

"Representing Party"          means (i) the Borrower,  (ii) each Operating
                              Shareholder and (iii) each Junior Creditor, in each case which person is a party to this Deed.

"Senior Indebtedness"         means any and all of the Borrower's  obligations
                              to make payments of principal, interest, fees, costs, expenses, indemnity payments and any other amounts to the Senior Lenders under the Senior
                              Loan Agreements or any other Financing Agreements.

"Senior Lenders"              means, collectively, EBRD, EDC and NIB.

"Senior Loans"                means, collectively, the EBRD Loan, the EDC Loan
                              and the NIB Loan.

"Senior Loan Agreements"      means, collectively, the EBRD Loan Agreement, the
                              EDC Loan Agreement and the NIB Loan Agreement.

"Services Agreements"         means

                              (i) the agreement dated November 29, 1996 among the Borrower, TIWC and Vodafone Technical for provision of technical services by Vodafone Technical and TIWC to the Borrower in respect of the Project;

                              (ii) the management services agreement effective as of January 4, 2002 between ClearWave Holdings B.V. and the

                              Borrower for provision of management services by ClearWave to the Borrower; and

                              (iii) the service agreement effective as of January 1, 2002 between ClearWave Holdings B.V. and the Borrower for provision of the services of ClearWave Holdings B.V. personnel to the Borrower.

"Shareholders' Equity Under   means the aggregate of GAAP"

                              (i) the shareholders' equity of the Borrower, calculated in accordance with Generally Accepted Accounting Principles, and

                              (ii) the principal amount of all Permitted Quasi Equity.

"Shareholder Power of         means the power of attorney granted or to be
Attorney"                     granted by each  Shareholder as required  pursuant
                              to Section 4.01(a)(7) of each of the Senior Loan
                              Agreements.

"Vodafone"                    means at any time

                              (i)    any Controlled  Affiliate of Vodafone
                              Group Plc that owns directly an Economic Interest or a Controlling Interest in the Borrower or in a Joint Affiliate, or

                              (ii)   if the combined Economic Interest or
                              Controlling Interest in the Borrower owned
                              (directly or indirectly) by Vodafone Group Plc or one or more Controlled Affiliates of Vodafone Group Plc or a Joint Affiliate is greater than the Economic Interest and Controlling Interest of ClearWave in the Borrower at such time, Vodafone Group Plc and any Controlled Affiliate of Vodafone Group Plc that owns directly an Economic Interest or a Controlling Interest in the Borrower or in a Joint Affiliate.

SECTION 1.02  SINGULAR/PLURAL - PERSONS - REFERENCES - HEADINGS
              -------------------------------------------------

(a) In this Deed, unless the context otherwise requires, words denoting the singular include the plural and vice versa, and words denoting persons include corporations, partnerships, and other legal persons.

(b) In this Deed, references to a specified Article, Section or Schedule shall be construed as a reference to that specified Article, Section or Schedule of this Deed.

(c) In this Deed, a reference to an agreement shall be construed as a reference to such agreement as it may be amended, varied, supplemented, novated, or assigned from time to time.

(d) The headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Deed.

                                      -9-
                           ARTICLE 2 - SUBORDINATION

SECTION 2.01  SUBORDINATION IN RIGHT OF PAYMENT

(a) Subject to Section 2.01(b), the payment of all or any part of the Junior Indebtedness shall be postponed and subordinated to the payment in full of the Senior Indebtedness, and no payments or other distributions whatsoever including, without limitation, any payments of principal, interest, fees, make whole payments, mandatory redemption or voluntary retraction payments, shall be made in respect of any part of the Junior Indebtedness (including without limitation by way of set-off against amounts owed by a Junior Creditor to the Borrower), and no property or assets of the Borrower shall be applied to the purchase or other acquisition or retirement of any part of the Junior Indebtedness, until the Senior Indebtedness has been paid in full.

(b) Notwithstanding the provisions of Section 2.01(a) but subject to Section 2.02, the Borrower may make the following payments to a Junior Creditor on account of the Junior Indebtedness as long as no Event of Default or Potential Event of Default has occurred and is continuing and such payments are otherwise permitted under the terms of the Senior Loan Agreements and the other Financing Agreements:

      (i) the dividends and other such distributions on share capital and cash interest payable on Permitted Quasi Equity expressly permitted to be paid to the Shareholders or holders of Permitted Quasi Equity under
            Section 6.01 of each of the Senior Loan Agreements;

      (ii) amounts expressly permitted to be paid to any Operating Shareholder, or Affiliate of an Operating Shareholder pursuant to Section 6.01(b)(ii) of each of the Senior Loan Agreements, such amounts not to exceed the limits specified in such provisions;

      (iii) amounts payable to a Shareholder (other than an Operating Shareholder) pursuant to a transaction that is in the ordinary course of business, on ordinary commercial terms and on the basis of arm's-length arrangements, and involves an ordinary commercial price, provided that the Senior Lenders' prior written consent (not to be unreasonably withheld) be obtained if the amount payable is in excess of $250,000 in any one year or $1,000,000 in total; and

      (iv) amounts of interest payable on account of Permitted High Yield Back to Back Debt provided that at the time of such payment and immediately thereafter the Borrower is in compliance with Section 6.02(c)(1) and (2) of each of the Senior Loan Agreements.

SECTION 2.02  SUBORDINATION IN LIQUIDATION OR REALIZATION

     In the event of any (i) realization or enforcement under the Security, (ii) dissolution, winding up, liquidation, readjustment, reorganisation or other similar proceedings relating to the Borrower or to its property (whether voluntary or involuntary, whether partial or complete, and whether in bankruptcy, insolvency or receivership or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower), or (iii) any sale of all or substantially all of the assets of the Borrower, or otherwise, the Senior Indebtedness shall first be paid in full before any Junior Creditor shall be entitled to receive or retain any payment or distribution in respect of the Junior Indebtedness. In order to implement the foregoing:

(a) all payments and distributions of any kind or character in respect of the Junior Indebtedness to which any Junior Creditor would be entitled if the Junior Indebtedness were not subordinated, or subordinated and pledged or assigned, pursuant to this Deed and the Security Documents shall be made directly to the Senior Lenders (on a pro rata basis in accordance with the amounts outstanding under the Senior Loans) on account of payment or prepayment of Senior Indebtedness;

(b) each Junior Creditor shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Junior Indebtedness and shall use its best efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Senior Lenders (on a pro rata basis in accordance with the amounts outstanding under the Senior Loans) on account of payment or prepayment of Senior Indebtedness; and

(c) each Junior Creditor hereby irrevocably agrees that the Senior Lenders may, in their sole discretion, in the name of the applicable Junior Creditor or otherwise, demand, sue for, collect, receive and give receipt for any and all such payments or distributions, and file, prove, and vote or consent in any such proceedings with respect to any and all claims of any Junior Creditor, relating to the Junior Indebtedness.

SECTION 2.03  PAYMENTS RECEIVED

     In the event that any Junior Creditor receives any payment or other distribution of any kind or character from the Borrower or from any other source whatsoever in respect of any part of the Junior Indebtedness, other than as expressly permitted by the terms of this Deed, such payment or other distribution shall be received by such party in trust for the Senior Lenders and shall be promptly turned over by such party to the Senior Lenders (on a pro rata basis in accordance with the amounts outstanding under the Senior Loans) on the account of payment or prepayment of Senior Indebtedness.

SECTION 2.04  APPLICATION OF PAYMENTS

     All payments and distributions received by the Senior Lenders in respect of the Junior Indebtedness, to the extent received in or converted into cash, may be applied by the Senior Lenders first to the payment of any and all expenses, (including legal fees and expenses) paid or incurred by the Senior Lenders in enforcing this Deed or in endeavouring to collect or realize upon any part of the Junior Indebtedness or any security therefor, and any balance thereof shall, solely as between any Junior Creditor, on the one hand, and the Senior Lenders, on the other hand, be applied by the Senior Lenders in such order of application as the Senior Lenders may from time to time select, towards the payment or prepayment of the Senior Indebtedness remaining unpaid; provided, however, that as between the Borrower and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Indebtedness, and, notwithstanding any such payments or distributions received by the Senior Lenders in respect of the Junior Indebtedness and so applied by the Senior Lenders towards the payment or prepayment of the Senior Indebtedness, any Junior Creditor shall be subrogated to the then existing rights of the Senior Lenders in respect of the Senior Indebtedness only at such time as this Deed shall have been terminated as provided in Section 5.04 hereof.

SECTION 2.05  COVENANTS REGARDING SUBORDINATION

(1)   Each Junior Creditor shall, from time to time:

      (a) promptly notify the Senior Lenders of the issuance of any promissory note or other instrument to evidence the Junior Indebtedness or any part thereof;

      (b) upon request by the Senior Lenders, cause any part of the Junior Indebtedness which is not evidenced by a promissory note or other instrument of the Borrower to be so evidenced;

      (c) cause to be clearly inserted in any promissory note or other instrument which at any time evidences any part of the Junior Indebtedness a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Deed;

      (d) mark its books and records, and cause the Borrower to mark its books and records, so as to clearly indicate that the Junior Indebtedness is subordinated in accordance with the terms of this Deed;

      (e) subject to Section 2.05(2), upon request by the Senior Lenders, and as collateral security for all Senior Indebtedness, endorse without recourse, deliver and pledge to the Senior Lenders any and all promissory notes or other instruments evidencing the Junior Indebtedness (other than, subject to Section 2.05(2), any Permitted High Yield Back to Back Debt) and any guarantees thereof, and otherwise pledge and assign to the Senior Lenders such Junior Indebtedness and any and all security therefor and guarantees thereof, all in a manner satisfactory to the Senior Lenders;

      (f) execute such further documents or instruments and take such further action as the Senior Lenders may reasonably from time to time request to carry out the intent of this Deed.

(2) Each Junior Creditor holding Permitted High Yield Back to Back Debt shall, as collateral security for all Senior Indebtedness, pledge and assign to each Senior Lender the Permitted High Yield Back to Back Debt, all in a manner satisfactory to each Senior Lender, if such pledge and assignment is required to be provided to such Senior Lender in accordance with Section 3.10(f) of the EBRD Loan Agreement (in case of EBRD), Section 3.09(f) of the EDC Loan Agreement (in case of EDC) and Section 3.09(f) of the NIB Loan Agreement (in case of NIB), and in accordance with Section 5.07(h) of each of the Senior Loan Agreements.

SECTION 2.06  WAIVERS BY JUNIOR CREDITORS

     Each Junior Creditor hereby waives:

(a)  notice of the non-payment of all or any part of the Senior Indebtedness;
     and

(b) all diligence in collection or protection of or realization upon the Senior Indebtedness or any security therefor.

SECTION 2.07  SENIOR LENDERS' CONSENT REQUIRED FOR CERTAIN ACTIONS

     Without the prior written consent of the Senior Lenders, no Junior Creditor shall:

(a) require or accept any prepayment or accelerated payment, redemption or retraction of any kind or any payment in respect of any part of the Junior Indebtedness, or repayment in respect of any part of the Junior Indebtedness, except as may be required under Section 2.02 or as permitted pursuant to Section 2.01(b);

(b) cancel, waive, forgive, transfer or assign, or attempt to enforce or collect, or subordinate to any indebtedness other than the Senior Indebtedness, any part of the Junior Indebtedness or any rights in respect thereof provided that such transfer or assignment by a Junior Creditor may take place without the prior consent of the Senior Lender as part of and in connection with a transfer of shares permitted pursuant to Article 4 hereof by such Junior Creditor provided the transferee becomes a party to this Deed in the capacity of a Junior Creditor in accordance with Section 2.11;

(c)  take any collateral security for any part of the Junior Indebtedness;

(d) convert any part of the Junior Indebtedness into stock of the Borrower or any other instrument creating an actual or contingent right to participate in the Borrower's profits unless the Junior Creditor grants a security interest in such shares or rights in favour of the Senior Lenders in a manner satisfactory to the Senior Lenders in their sole discretion; or

(e) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Borrower.

SECTION 2.08  ACTIONS BY THE SENIOR LENDERS

     The Senior Lenders may, from time to time, whether before or after any discontinuance of this Deed, at their sole discretion, and without notice to the other parties hereto, take any of the following actions (the taking of which shall not affect or derogate from the rights and obligations of the parties hereunder):

(a) retain or obtain a security interest in any property to secure any part of the Senior Indebtedness;

(b) retain or obtain the primary or secondary obligation of any obligor or obligors with respect to any part of the Senior Indebtedness;

(c) extend or renew for one or more periods, whether or not longer than the original period, alter or exchange any part of the Senior Indebtedness, or release or compromise any obligation of any nature of any obligor with respect to any part of the Senior Indebtedness; and

(d) release their security interest in, or surrender, release or permit any substitution or exchange for all or any part of any property securing any part of the Senior Indebtedness, or extend or renew for one or more periods, whether or not longer than the original period, or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

SECTION 2.09  SECURITY

     Without in any way limiting the effect of any other provision hereof, each Junior Creditor hereby postpones and subordinates the priority of and rights of enforcement and to payment under any security interest it has or may have in any of the assets of the Borrower to the Senior Lenders' rights under their Security in such assets in accordance with the Security Documents. Each Junior Creditor also agrees to take no steps of any kind whatsoever to make demand under, enforce or otherwise realize upon any security interests it has or may have in any of the Borrower's assets until the Senior Indebtedness has been repaid in full.

SECTION 2.10  BORROWER'S OBLIGATIONS

     The Borrower agrees to be bound by the terms and provisions of this Deed, to make no payments or distributions contrary to the terms and provisions hereof and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

SECTION 2.11  PARTIES TO DEED

     The parties hereto agree that (i) any Operating Shareholder or Affiliate thereof or any Shareholder or Affiliate thereof, (ii) any Recognised Telecommunications Operator which acquires shares in compliance with Section 4.01(c) or Section 4.02(b) hereof, and (iii) any Controlled Affiliate of ClearWave's Majority Shareholder or of Vodafone, may become a party to this Deed by executing the Deed of Undertaking of Adherence substantially in the form set out in Annex A hereto, and that such person shall become a party to this Deed as a Junior Creditor, Controlling Shareholder or ClearWave's Majority Shareholder, as applicable, in accordance with the terms of such Deed of Undertaking of Adherence, immediately upon (a) such person executing the Deed of Undertaking of Adherence, (b) each Senior Lender (and in case of a transfer under Section 4.01 or 4.02, the transferor) countersigning the Deed of Undertaking of Adherence,
(c) each Senior Lender receiving a duly executed original of the Deed of Undertaking of Adherence, executed by such person and countersigned by all Senior Lenders (and in the case of a transfer under Section 4.01 or 4.02, the transferor), and (d) the Senior Lenders receiving such corporate documents and legal opinions as the Senior Lenders may reasonably require in connection with the execution of such Deed of Undertaking of Adherence.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

SECTION 3.01  REPRESENTATIONS AND WARRANTIES

     Each Representing Party represents and warrants to the Senior Lenders with respect to itself (provided that (1) only ClearWave makes the representation and warranty under Section 3.01(f), and (2) if Vodafone Group Plc is at any time a Controlling Shareholder it does not make and shall not be deemed to make the representations and warranties in paragraphs (c) and (h) below)) that:

(a) it is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of establishment, and has all requisite power and authority, corporate or otherwise, to execute and deliver and perform all of its obligations under this Deed;

(b) it has taken all necessary action to authorise the execution, delivery and performance by it of this Deed;

(c) it has the corporate power to enter into and perform this Deed and this Deed has been duly executed and delivered by it and constitutes legal, valid, and binding obligations of such party enforceable against it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, moratorium and similar laws of general applicability affecting creditors' rights and the discretionary powers of the courts to grant specific performance and injunctive relief;

(d) no governmental licenses, approvals, consents, filings or registrations are required for the due execution, delivery or performance by such party of this Deed, or the validity or enforceability hereof;

(e)  the making of this Deed and the compliance with the terms hereof:

     (i) will not result in violation of such party's Charter or any provision contained in any law applicable to such party;

     (ii) will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which such party is a party or by which such party or any of its assets is bound; and

     (iii) will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument;

(f) each representation and warranty made by the Borrower to the Senior Lenders in the Senior Loan Agreements is true and correct, and all material submitted to the Senior Lenders by or on behalf of the parties hereto in connection with the Senior Loans is true and correct, and together accurately and completely describe the business and financial prospects of the Borrower and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading;

(g) no Event of Default or Potential Event of Default has occurred and is continuing or will occur upon the execution and delivery of this Deed (in case of each Representing Party other than the Borrower, to the best of the knowledge of such Representing Party) and no event has occurred and is continuing that constitutes a default or, with the giving of notice, the passage of time or the making of any determination, or any combination thereof would constitute, a default (in case of each Representing Party other than the Borrower, by such Representing Party) under this Deed and no such event will occur upon the execution and delivery or performance of this Deed; and

(h) there are no actions, proceedings or claims pending or, to the best knowledge of such party, threatened against such party, the adverse determination of which might have a materially adverse effect on its ability to perform its obligations hereunder, or affect the validity or enforceability hereof.

               ARTICLE 4 - SHARE RETENTION AND GENERAL COVENANTS

SECTION 4.01 TRANSFER OF EXISTING SHARES IN BORROWER - PRIVATE SHARE SALE OR PUBLIC SECONDARY SALE

(a) PRIVATE SHARE SALE. Subject to Section 4.01(c), no Controlling Shareholder, Controlled Affiliate of a Controlling Shareholder or Joint Affiliate may sell, transfer or assign by a Private Share Sale an Economic Interest or a Controlling Interest in the Borrower (either directly or indirectly, including as a result of the sale, transfer or assignment by a Private Share Sale of a Controlling Interest or Economic Interest in a Controlled Affiliate of a Controlling Shareholder or as a result of the sale, transfer or assignment by a Private Share Sale of a Controlling Shareholder's Controlling Interest or Economic Interest in a Joint Affiliate) unless all the following conditions are satisfied:

      (i) the Borrower, prior to and upon completion of such transaction shall be in full compliance with all of its covenants and obligations under the Senior Loan Agreements and the other Financing Agreements, and no Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of such transaction;

      (ii) the Controlling Shareholders (either directly or indirectly through Controlled Affiliates or a Joint Affiliate) upon and after completion of such transaction, shall jointly maintain:

            (1)   an Economic Interest in the Borrower of more than 50%;

            (2)   a Controlling Interest in the Borrower of more than 50%; and

            (3)   Management Control over the Borrower;

      (iii) no Shareholder alone or in concert with other Shareholders (other than the Controlling Shareholders, either directly or indirectly through Controlled Affiliates or a Joint Affiliate), upon and after completion of such transaction shall hold any interest in the Borrower sufficient to provide special or minority shareholder voting rights in respect of the share capital of the Borrower which may be exercised in a manner which could block or otherwise hinder the Management Control maintained by the Controlling Shareholders or a Joint Affiliate over the Borrower;

      (iv) the transferee to whom Shares in the Borrower are transferred, sold or assigned (1) becomes a party to the Security Agreement Over Shares in the capacity of a Shareholder and in accordance with the terms of the Security Agreement Over Shares and (2) grants to the Senior Lenders a power of attorney substantially in the form of the Shareholder Power of Attorney; and

      (v) in case of a transfer of a Controlling Interest or an Economic Interest in the Borrower under this Section 4.01(a) to Vodafone Group Plc or to a Controlled Affiliate of Vodafone Group Plc, or any transfer under this Section 4.01(a) to a Controlled Affiliate of ClearWave's Majority Shareholder, such transferee becomes a party to this Deed in the capacity of a Controlling Shareholder in accordance with Section 2.11(a), (b), (c) and (d), provided that this Section 4.01(a) does not apply to a sale, transfer or assignment by Vodafone of a Controlling Interest or Economic Interest in a Controlled Affiliate of Vodafone where such Controlled Affiliate does not directly own a Controlling Interest or an Economic Interest in the Borrower, provided that Vodafone maintains upon and after completion of such transaction together with the Controlling Shareholders other than Vodafone, directly or indirectly (through Controlled Affiliates or a Joint Affiliate) (i) an Economic Interest and Controlling Interest in each case in the Borrower of more than 50%, and (ii) Management Control of the Borrower.

(b) PUBLIC SECONDARY SALE. Subject to Section 4.01(c), no Controlling Shareholder, Controlled Affiliate of a Controlling Shareholder or Joint Affiliate may sell, transfer or assign by way of a Public Secondary Sale an Economic Interest or a Controlling Interest in the Borrower (either directly or indirectly, including as a result of the sale, transfer or assignment by way of a Public Secondary Sale of a Controlling Interest or Economic Interest in a Controlled Affiliate of a Controlling Shareholder or as a result of the sale, transfer or assignment by way of a Public Secondary Sale of a Controlling Shareholder's Controlling Interest or Economic Interest in a Joint Affiliate) unless all the following conditions are satisfied:

      (i) the Borrower, prior to and upon completion of such transaction shall be in full compliance with all of its covenants and obligations under the Senior Loan Agreements and the other Financing Agreements, and no Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of such transaction;

      (ii) the Controlling Shareholders (either directly or indirectly through Controlled Affiliates or a Joint Affiliate) upon and after completion of such transaction, shall jointly maintain:

            (1)   an Economic Interest in the Borrower of more than 50%;

            (2)   a Controlling Interest in the Borrower of more than 50%; and

            (3)   Management Control over the Borrower;

            (iii) no Shareholder alone or in concert with other Shareholders
                  (other than the Controlling Shareholders, either directly or indirectly through Controlled Affiliates or a Joint Affiliate), upon and after completion of such transaction shall hold any interest in the Borrower sufficient to provide special or minority shareholder voting rights in respect of the share capital of the Borrower which may be exercised in a manner which could block or otherwise hinder the Management Control maintained by the Controlling Shareholders or a Joint Affiliate over the Borrower;

            (iv) the Borrower has made the mandatory prepayment, if any, required in connection with such transaction, under Section 3.10(b) of the EBRD Loan Agreement and Section 3.09(b) of each of the EDC Loan Agreement and the NIB Loan Agreement and upon and after such transaction the required percentage of shares in the capital of the Borrower remains subject to the Security Agreement Over Shares in accordance with the requirements of Section 3.10(b) of the EBRD Loan Agreement and
            Section 3.09(b) of each of the EDC Loan Agreement and the NIB Loan Agreement; and

      (v) in case of a transfer of a Controlling Interest or an Economic Interest in the Borrower under this Section 4.01(b) to Vodafone Group Plc or to a Controlled Affiliate of Vodafone Group Plc, or any transfer under this Section 4.01(b) to a Controlled Affiliate of ClearWave's Majority Shareholder, such transferee becomes a party to this Deed in the capacity of a Controlling Shareholder in accordance with Section 2.11(a), (b), (c) and (d), provided that this Section 4.01(b) does not apply to a sale, transfer or assignment by Vodafone of a Controlling Interest or Economic Interest in a Controlled Affiliate of Vodafone where such Controlled Affiliate does not directly own a Controlling Interest or an Economic Interest in the Borrower, provided that Vodafone maintains upon and after completion of such transaction together with the Controlling Shareholders other than Vodafone, directly or indirectly (through Controlled Affiliates or a Joint Affiliate) (i) an Economic Interest and Controlling Interest in each case in the Borrower of more than 50%, and (ii) Management Control of the Borrower.

(c) SALE TO A RECOGNISED TELECOMMUNICATIONS OPERATOR. Notwithstanding Section 4.01(a)(ii) and 4.01(b)(ii):

      (i) a Controlling Shareholder, Controlled Affiliate of a Controlling Shareholder or Joint Affiliate may sell, transfer or assign (either directly or indirectly as a result of the sale, transfer or assignment of a Controlling Interest or an Economic Interest in a Controlled Affiliate of a Controlling Shareholder or as a result of a transfer of such Controlling Shareholder's Controlling Interest and Economic Interest in a Joint Affiliate) an Economic Interest or Controlling Interest in the Borrower of more than 50% to a Recognised Telecommunications Operator, and

      (ii) Vodafone may sell, transfer or assign its entire Economic Interest and Controlling Interest in the Borrower to a Recognised Telecommunications Operator;

      provided, in case of each of paragraph (i) and (ii), (provided that paragraph (C) below shall not apply in case of a transfer by Vodafone under paragraph (ii) at any time that Vodafone owns less than a 50% Controlling Interest and less than a 50% Economic Interest in the Borrower) that:

      (A) the conditions set out in Section 4.01(a)(i), (iii) and (iv) are complied with in respect of such transaction;

      (B) such Recognised Telecommunications Operator becomes a party to this Deed in the capacity of a Controlling Shareholder in accordance with
            Section 2.11(a), (b), (c) and (d); and

      (C) such Recognised Telecommunications Operator undertakes (alone or together with one or more of the Controlling Shareholders) to provide technical and management support to the Borrower and agrees to consult with the Senior Lenders in respect of the arrangements as to the management of the Borrower so that the Borrower is managed by a team with recognised experience in the mobile telecommunications business and in the emerging market environment.

SECTION 4.02 TRANSFER OF EXISTING SHARES IN CLEARWAVE - PRIVATE SHARE SALE OR PUBLIC SECONDARY SALE

(a) PRIVATE SHARE SALE OR PUBLIC SECONDARY SALE. Subject to Section 4.02(b), ClearWave's Majority Shareholder may not sell, transfer or assign (either by a Private Share Sale or by a Public Secondary Sale) any Economic Interest or Controlling Interest in ClearWave (either directly or indirectly, including as a result of a sale, transfer or assignment (either by a Private Share Sale or by a Public Secondary Sale) of an Economic Interest or Controlling Interest in a Controlled Affiliate of ClearWave's Majority Shareholder) unless all the following conditions are satisfied:

      (i) the Borrower, prior to and upon completion of such transaction shall be in full compliance with all of its covenants and obligations under the Financing Agreements, and no Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of such transaction;

      (ii) ClearWave's Majority Shareholder (either directly or indirectly through Controlled Affiliates), upon and after completion of such transaction, maintains:

            (1)   an Economic Interest in ClearWave of more than 50%;

            (2)   a Controlling Interest in ClearWave of more than 50%; and

            (3)   Management Control over ClearWave;

      (iii) ClearWave's Majority Shareholder and Vodafone (either directly or indirectly through Controlled Affiliates or a Joint Affiliate), upon and after completion of such transaction, shall jointly maintain:

            (1)   an Economic Interest in the Borrower of more than 50%;

            (2)   a Controlling Interest in the Borrower of more than 50%; and

            (3)   Management Control over the Borrower; and

      (iv) no shareholder alone or in concert with other shareholders in ClearWave (other than ClearWave's Majority Shareholder, either directly or indirectly through Controlled Affiliates) upon and after completion of such transaction, shall hold any interest in ClearWave sufficient to provide special or minority shareholder voting rights in respect of the share capital of ClearWave which may be exercised in a manner which could block or otherwise hinder the Management Control maintained by ClearWave's Majority Shareholder over ClearWave.

(b) SALE TO A RECOGNISED TELECOMMUNICATIONS OPERATOR. Notwithstanding Sections 4.02(a)(ii) and 4.02(a)(iii), ClearWave's Majority Shareholder or a Controlled Affiliate of ClearWave's Majority Shareholder may sell, transfer or assign (either directly or indirectly as a result of the sale, transfer or assignment of an Economic Interest or Controlling Interest in a Controlled Affiliate of ClearWave's Majority Shareholder) an Economic Interest or Controlling Interest in ClearWave of more than 50% to a Recognised Telecommunications Operator or to Vodafone, provided that:

      (i) the conditions set out in Section 4.02(a)(i) and (iv) are complied with in respect of such transaction;

      (ii) such Recognised Telecommunications Operator or Vodafone becomes a party to this Deed in the capacity of ClearWave's Majority Shareholder in accordance with Section 2.11(a), (b), (c) and (d); and

      (iii) such Recognised Telecommunications Operator undertakes to provide technical and management support to the Borrower and agrees to consult with the Senior Lenders in respect of the arrangements as to the management of the Borrower so that the Borrower is managed by a team with recognised experience in the mobile telecommunications business and in the emerging market environment; for the avoidance of doubt, this sub-clause (iii) is not applicable in the event that Vodafone is the transferee under this Section 4.02(b).

SECTION 4.03  ISSUANCE OF NEW SHARES BY WAY OF PUBLIC OFFERING

(a) BORROWER. The Borrower shall not be entitled to issue and sell new shares in its capital pursuant to a Public Offering unless all the following conditions are satisfied:

      (i) the Borrower, prior to and upon completion of such transaction shall be in full compliance with all of its covenants and obligations under the Senior Loan Agreements and the other Financing Agreements, and no Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of such transaction;

      (ii) the Controlling Shareholders (either directly or indirectly through Controlled Affiliates or a Joint Affiliate) upon and after completion of such transaction, shall jointly maintain:

            (1)   an Economic Interest in the Borrower of more than 50%;

            (2)   a Controlling Interest in the Borrower of more than 50%; and

            (3)   Management Control over the Borrower;

      (iii) no Shareholder alone or in concert with other Shareholders (other than the Controlling Shareholders, either directly or indirectly through Controlled Affiliates or a Joint Affiliate), upon and after completion of such transaction shall hold any interest in the Borrower sufficient to provide special or minority shareholder voting rights in respect of the share capital of the Borrower which may be exercised in a manner which could block or otherwise hinder the Management Control maintained by the Controlling Shareholders or a Joint Affiliate over the Borrower; and

      (iv) the Borrower has made or makes contemporaneously with such Public Offering, the mandatory prepayment if any, required to be made in respect of such transaction under Section 3.10(b) of the EBRD Loan Agreement and Section 3.09(b) of each of the EDC Loan Agreement and the NIB Loan Agreement and upon and after such transaction the required percentage of shares in the capital of the Borrower remains subject to the Security Agreement Over Shares in accordance with the requirements of Section 3.10(b) of the EBRD Loan Agreement and
            Section 3.09(b) of each of the EDC Loan Agreement and the NIB Loan Agreement.

(b) CLEARWAVE. ClearWave shall not be entitled to issue and sell new shares in its capital pursuant to a Public Offering unless all the following conditions are satisfied:

      (i) the Borrower, prior to and upon completion of such transaction shall be in full compliance with all of its covenants and obligations under the Financing Agreements, and no Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of such transaction;

      (ii) ClearWave's Majority Shareholder (either directly or indirectly through Controlled Affiliates), upon and after completion of such transaction, maintains:

            (1)   an Economic Interest in ClearWave of more than 50%;

            (2)   a Controlling Interest in ClearWave of more than 50%; and

            (3)   Management Control over ClearWave;

      (iii) ClearWave's Majority Shareholder and Vodafone (either directly or indirectly through Controlled Affiliates or a Joint Affiliate), upon and after completion of such transaction, shall jointly maintain:

            (1)   an Economic Interest in the Borrower of more than 50%;

            (2)   a Controlling Interest in the Borrower of more than 50%; and

            (3)   Management Control over the Borrower; and

      (iv) no shareholder alone or in concert with other shareholders in ClearWave (other than ClearWave's Majority Shareholder, either directly or indirectly through Controlled Affiliates) upon and after completion of such transaction, shall hold any interest in ClearWave sufficient to provide special or minority shareholder voting rights in respect of the share capital of ClearWave which may be exercised in a manner which could block or otherwise hinder the Management Control maintained by ClearWave's Majority Shareholder over ClearWave;

(c)  CONTROLLED AFFILIATE/JOINT AFFILIATE.

     (i) A Controlled Affiliate of a Controlling Shareholder (which Controlled Affiliate owns, directly or indirectly, a Controlling Interest or an Economic Interest in the Borrower), or a Joint Affiliate, shall not be entitled to issue and sell new shares in its capital pursuant to a Public Offering unless all the conditions set out in Section 4.03(a)(i), (ii) and (iii) are complied with prior to, upon and after completion of such issuance and sale of shares, provided that this
           Section 4.03(c)(i) does not apply to the issue and sale of new shares pursuant to a Public Offering by a Controlled Affiliate of Vodafone where such Controlled Affiliate does not directly own a Controlling Interest or an Economic Interest in the Borrower, provided that Vodafone maintains upon and after completion of such Public Offering together with the Controlling Shareholders other than Vodafone, directly or indirectly (through Controlled Affiliates or a Joint Affiliate) (i) an Economic Interest and Controlling Interest in each case in the Borrower of more than 50%, and (ii) Management Control of the Borrower.

      (ii) A Controlled Affiliate of ClearWave's Majority Shareholder (which Controlled Affiliate owns, directly or indirectly, a Controlling Interest or an Economic Interest in the Borrower), shall not be entitled to issue and sell new shares in its capital pursuant to a Public Offering unless all the conditions set out in Section 4.03(b)(i), (ii), (iii) and (iv) are complied with prior to, upon and after completion of such issuance and sale of shares.

SECTION 4.04  REPURCHASE OF SHARES BY BORROWER

     The Borrower may not repurchase any shares in the share capital of the Borrower unless:

(a) no Event of Default or Potential Event of Default shall have occurred and be continuing immediately prior to, or would occur as a result of, such transaction;

(b)  such shares are purchased in accordance with Romanian law;

(c) such shares, upon their transfer to the Borrower and until their cancellation, are and remain subject to the Security under the Security Agreement Over Shares;

(d) such shares remain owned by the Borrower until such time as they are cancelled in accordance with Romanian law;

(e) any payment by the Borrower in connection with such purchase of shares is a Distribution which is permitted pursuant to Section 6.01 of each Senior Loan Agreement; and

(f) the Borrower offers to make such purchase on a pro rata basis among the Shareholders based on the percentage shareholding in the Borrower held by each Shareholder, and after both such purchase and such cancellation the conditions set out in Section 4.01(a)(ii) hereof and Section 5.07(e) of each of the Senior Loan Agreements are complied with.

SECTION 4.05   RELEASE OF SECURITY OVER SHARES

      In the event of

(a) a sale, transfer or assignment by way of a Public Secondary Sale of shares in the capital of the Borrower in compliance with Section 4.01(b) which shares are subject to the Security Agreement Over Shares, or

(b) cancellation by the Borrower of shares in the capital of the Borrower repurchased by the Borrower in compliance with Section 4.04,

(the shares in the capital of the Borrower so transferred or so repurchased and cancelled by the Borrower referred to in this Section 4.05 as the "Relevant Shares"), the Senior Lenders shall promptly upon receipt of a notice and request from the Borrower or the Shareholder transferring such Relevant Shares (referred to in this Section 4.05 as the "Transferor"), release the Security under the Security Agreement Over Shares in respect of such Relevant Shares (and shall enter into such amendments to the Security Agreement Over Shares, and shall cooperate with the Borrower in making registrations in the Electronic Archive in each case as are necessary to effect such release) provided that:

      (i) the Borrower, prior to and upon completion of such sale, transfer, assignment or cancellation, as applicable, shall be in full compliance with all of its covenants and obligations under the Senior Loan Agreements and the other Financing Agreements and no Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of such transaction;

      (ii) prior to such release, the Borrower makes the mandatory prepayment required pursuant to Section 3.10(b) of the EBRD Loan Agreement and
            Section 3.09(b) of each of the EDC Loan Agreement and the NIB Loan Agreement in connection with such transaction, if any, such that upon and after such release the Borrower is in compliance with
            Section 3.10(b) of the EBRD Loan Agreement and Section 3.09(b) of each of the EDC Loan Agreement and the NIB Loan Agreement and the required percentage of shares in the capital of the Borrower remains subject to the Security Agreement Over Shares as required pursuant to Section 3.10(b) of the EBRD Loan Agreement and Section 3.09(b) of each of the EDC Loan Agreement and the NIB Loan Agreement;

      (iii) after giving effect to such release, more than 50% of the shares in the capital of the Borrower (and votes associated therewith) remain subject to the Security under the Security Agreement Over Shares;

      (iv) to the extent necessary, the Transferor provides funds to the Borrower, or causes funds to be provided to the Borrower, to ensure that the Borrower has sufficient funds to comply with its obligations under subparagraph (ii) above; and

      (v) the Transferor shall have sold, transferred or assigned prior to the sale, transfer or assignment of the Relevant Shares all shares it owns in the capital of the Borrower which are not subject to the Security (if any).

SECTION 4.06  OPERATING SHAREHOLDERS' GENERAL COVENANTS

(a) Unless the Senior Lenders otherwise agree in writing, each Operating Shareholder and, in respect to Section 4.06(a)(ii) only, each Controlling Shareholder only, covenants and agrees as follows:

      (i) each such party shall promptly notify the Senior Lender of any event that constitutes, or which with the lapse of time or the giving of notice or both would constitute, a default by such party hereunder and of any event that has or might have a materially adverse effect on such party's ability to perform its obligations hereunder;

      (ii) each Controlling Shareholder (other than any Controlled Affiliate of Vodafone Group Plc) shall furnish to the Senior Lenders on or before the 120th day after the end of each of its financial years, its balance sheet as at the close of such financial year and its income statement and statement of changes in financial position for such financial year, prepared in accordance with generally accepted accounting principles of the jurisdiction in which such Controlling Shareholder is incorporated, consistently applied, certified by a firm of independent accountants as fairly presenting the financial condition of such party as at the close of such financial year and the results of its operations for such financial year; and

      (iii) each such party shall furnish to the Senior Lenders from time to time such other statements and information as the Senior Lenders may reasonably request, provided in the case of Vodafone Group Plc or any Controlled Affiliate thereof, that such statements and information are publicly available and are in the possession or control of Vodafone Group Plc or any of its Controlled Affiliates.

(b)   Vodafone Europe (and, if it is a Controlling Shareholder, Vodafone Group
      Plc) shall cause each person included in the definition of "Vodafone" to become a party to this Deed in its capacity as a Controlling Shareholder in accordance with Section 2.11(a), (b), (c) and (d).

(c) Vodafone Group Plc, if it is a Controlling Shareholder, covenants and agrees that it shall cause all Controlled Affiliates of Vodafone Group Plc, including those which own an Economic Interest or a Controlling Interest in the Borrower only indirectly, to comply with all obligations of Controlling Shareholders hereunder and to take all steps required under the terms hereof to be taken by Controlling Shareholders and refrain from taking any steps prohibited hereunder.

(d) Each party hereto which is a Shareholder agrees that it shall not permit any amendment or modification to the Borrower's Charter which would have an adverse effect on the ability of the Senior Lenders to enforce their rights under the Security or on the Security.

SECTION 4.07  SEVERAL OBLIGATIONS

      The obligations of the parties hereto shall be several.

                           ARTICLE 5 - MISCELLANEOUS


SECTION 5.01  NOTICES

      Any notice, request or other communication to be given or made under this Deed shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, airmail, telex or telefax to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party shall have designated by notice to the party giving or making such notice, request or other communication. Vodafone Technical and Vodafone Europe expressly agree and acknowledge that any obligation or requirement hereunder to provide notice to Vodafone Technical shall be satisfied by delivery of such notice to Vodafone Europe alone.

For the Borrower:

      MobiFon S.A.
      City Business Center
      3 Nerva Traian Street
      Complex Ml01, Sector 3
      Bucharest, Romania

      Attention:  Chief Financial Officer

      Fax:        011-40-21-302-1455

For TIWI:

      Telesystem International Wireless Inc.
      1000 Gauchetiere Street West, 16th Floor
      Montreal, PQ, Canada, H3B 4W5

      Attention:  General Counsel

      Fax:        514-673-8314

For TIWC:

            Telesystem International Wireless Corporation N.V.
            World Trade Centre
            Strawinskylaan 707
            1077 XX Amsterdam
            The Netherlands

            Attention:  General Counsel

            Fax:        011-31-20-30-50-989

For Vodafone Europe:

            Vodafone Europe B.V.
            Rivium Quadrant
            173-177 15th Floor
            2909 LC Capelle aan den IJssel
            The Netherlands

            Attention:  Managing Director

            Fax:        011-31-10-498-7722

            With a copy to:

            Vodafone Group Services Limited
            The Courtyard
            2-4 London Road
            Newbury, Berkshire RG4 1JX
            England

            Attention:  Company Secretary

            Fax:        011-44-1-1635-580-857

For ClearWave:

            ClearWave N.V.
            Strawinskylaan 707
            1077 XX, Amsterdam
            The Netherlands

            Attention:  Managing Director

            Fax:        011-31-20-305-0989

For ClearWave Holdings:

            ClearWave Holdings B.V.
            Strawinskylaan 707
            1077 XX, Amsterdam
            The Netherlands

            Attention:  Managing Director

            Fax:        011-31-20-305-0989

For Vodafone Technical Services:

            Vodafone Technical Services
            2999 Oak Road
            10th Floor
            Walnut Creek, California

            94597   USA

            Attention:  Manager, Contracts & Governance

            Fax:        +1 925 210 3599

For EBRD:

            European Bank for Reconstruction and Development
            One Exchange Square
            London EC2A 2JN
            United Kingdom

            Attention:  Operation Administration Unit

            Fax:        011-44-20-7338-6100
            Telex:      8812161
            Answerback: EBRD L G

For EDC:

            Export Development Canada
            151 O'Connor Street
            Ottawa, Canada  K1A 1K3

            Attention:  Loans Operation Team

            Fax:        613-598-2514

For NIB:

            Nordic Investment Bank
            P.O. Box 249
            FIN-00171 Helsinki
            Finland

            Attention:  Tarja Kylanpaa/Eva Sandstrom

            Telex:      124704 nibfi
            Fax:        358 9 622 1504

SECTION 5.02  ENGLISH LANGUAGE

      All documents to be furnished or communications to be given or made by a Representing Party under this Deed shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by such Representing Party which translation shall be the governing version among the parties hereto.

SECTION 5.03  RIGHTS, REMEDIES AND WAIVER

(a) The rights and remedies of the Senior Lenders in relation to any misrepresentations or breach of warranty on the part of a Representing Party shall not be prejudiced by any investigation by or on behalf of the Senior Lenders into the affairs of any Representing Party, by the execution or the performance of this Deed or by any other act or thing which may be done by or on behalf of the Senior Lenders in connection with this Deed and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Senior Lenders upon any default under this Deed or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of the Senior Lenders in respect of any such default, or acquiescence by it therein, shall affect or impair any right, power or remedy of the Senior Lenders in respect of any other default.

(c) The rights and remedies provided in this Deed are cumulative and not exclusive of any other rights or remedies, whether provided by applicable law or otherwise.

(d) The Senior Lenders may proceed to protect and enforce their rights hereunder in any court or other tribunal by an action at law, suit in equity or other appropriate proceedings, whether for damages, the specific performance of any term hereof or otherwise, or in aid of the exercise of any power granted hereby or by law. Each Representing Party hereby agrees to pay to the Senior Lenders on demand such amount in Dollars as shall be sufficient to reimburse the Senior Lenders for its costs and expenses of any such action or remedies, including without limitation, reasonable fees and expenses of legal counsel.

SECTION 5.04  TERM OF DEED

            This Deed shall continue in force until all Senior Indebtedness shall have been fully paid in accordance with the provisions of the Senior Loan Agreements and the other Financing Agreements.

SECTION 5.05  GOVERNING LAW

            This Deed shall be governed by and construed in accordance with the substantive laws of England and Wales.

SECTION 5.06  ARBITRATION AND JURISDICTION

(a) Any dispute, controversy or claim arising out of or relating to this Deed, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one arbitrator and the appointing authority shall be the London Court of International Arbitration. The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and the parties shall not be authorised to seek from any judicial authority, any interim measures of protection or pre-award relief against any of the Senior Lenders, any provisions of UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by any of the Senior Lenders or the other parties hereto insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of any Senior Lender as to any amount due to such Senior Lender under any Financing Agreement shall be prima facie evidence of such amount.

(b) Notwithstanding Section 5.06(a), this Deed and the other Financing Agreements, and any rights of the Senior Lenders arising out of or relating to this Deed or any other Financing Agreement, may, at the option of the Senior Lenders, be enforced by the Senior Lenders in the courts of Romania or in any other courts having jurisdiction. For the benefit of the Senior Lenders, the parties other than the Senior Lenders hereby irrevocably submit to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Deed or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. Each party other than the Senior Lenders hereby irrevocably designates, appoints and empowers. The Law Debenture Corporate Services Limited at its registered office (being, on the date hereof, at 100 Wood Street, 5th Floor, London, EC2V 7EX, England) to act as its authorised agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by the Senior Lenders in respect of this Deed or any other Financing Agreement. Each party other than the Senior Lenders hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each party other than the Senior Lenders covenants and agrees that, so long as it has any obligations under this Deed, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by a Senior Lender in respect of any Financing Agreement and shall keep the Senior Lenders advised of the identity and location of such agent. Nothing herein shall affect the right of the Senior Lenders to commence legal actions or proceedings against any of the parties hereto in any manner authorised by the laws of any relevant jurisdiction. The commencement by a Senior Lender of legal actions or proceedings in one or more jurisdictions shall not preclude such Senior Lender from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not.

(c) Each party other than the Senior Lenders irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

SECTION 5.07  PRIVILEGES AND IMMUNITIES OF THE SENIOR LENDERS

      Nothing in this Deed shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of any of the Senior Lenders accorded, as applicable, under the Agreement Establishing the European Bank for Reconstruction and Development, the Agreement among Denmark, Finland, Iceland, Norway and Sweden regarding Nordic Investment Bank dated October 23, 1998, the Agreement for Financial Cooperation between the Romanian Government and NIB dated August 26, 1998, the Canada-Romania Income Tax Convention, other international convention or any applicable law.

SECTION 5.08  WAIVER OF SOVEREIGN IMMUNITY

      Each party other than the Senior Lenders represents and warrants that this Deed and the transactions contemplated hereunder are commercial rather than public or governmental acts and that no such party is entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Deed. To the extent that any party other than the Senior Lenders or any of its assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgement, other attachment or execution of judgement on the grounds of sovereignty or otherwise, each such party hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Deed.

SECTION 5.09  ENTIRE AGREEMENT; AMENDMENTS AND WAIVER

      This Deed and the documents referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. Any amendment to, waiver by the Senior Lenders of any of the terms or conditions of, or consent given by the Senior Lenders under, this Deed (including, without limitation, this Section 5.09) shall be in writing, signed by the Senior Lenders and, in the case of any amendment, by all parties hereto.

SECTION 5.10  SUCCESSORS AND ASSIGNS; THIRD PARTY RIGHTS

(a) This Deed shall bind and inure to the benefit of the respective successors, assignees and transferees of the parties hereto, except that no party other than the Senior Lenders may assign or otherwise transfer all or any part of its rights or obligations under this Deed without the prior written consent of the Senior Lenders.

(b) Each Senior Lender may sell, transfer, assign or otherwise dispose of all or part of its rights or obligations under this Deed and the other Financing Agreements to any assignee permitted under its Senior Loan Agreement without the consent of any of the other parties hereto. The Senior Lenders may disclose such information relating to this transaction (including, without limitation, copies of any Financing Agreements and Project Agreements) as the applicable Senior Lender deems appropriate in connection with any proposed Participation or any other proposed sale, transfer, assignment or other disposal contemplated by this Section 5.10.

(c) Except as provided in Section 5.10(a) or 5.10(b), a person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999. Notwithstanding any term of this Deed, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Deed.

(d) Without limiting the foregoing, any Senior Lender may, from time to time, without notice to the other parties hereto, assign or transfer any part or all of the Senior Indebtedness owing to such Senior Lender, or any interest therein, and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Indebtedness shall be and remain Senior Indebtedness for the purposes of this Deed and every immediate and successive assignee or transferee of any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Indebtedness, be entitled to the benefits of this Deed to the same extent as if such assignee or transferee were such Senior Lender; provided, however, that unless such Senior Lender otherwise consents in writing, such Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Deed for the benefit of such Senior Lender, as to that part of the Senior Indebtedness which such Senior Lender has not assigned or transferred.

SECTION 5.11  COUNTERPARTS

      This Deed may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Deed.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Deed to be signed as a deed in their respective names as of the date first above written.

MOBIFON S.A.                                 VODAFONE EUROPE B.V.

By:    (signed)                              By:     (signed)
       ___________________________________           __________________________
Name:  James J. Jackson                      Name:
Title: Senior Vice President and Chief       Title:
       Financial Officer

TELESYSTEM                                   TELESYSTEM
INTERNATIONAL WIRELESS INC.                  INTERNATIONAL WIRELESS
                                             CORPORATION N.V.

By:    (signed)                              By:     (signed)
       ___________________________________           __________________________
Name:  Patricia Haws                         Name:   Cornelis van Ravenhorst
Title: Attorney-in-fact                      Title:  Managing Director

CLEARWAVE N.V.                               CLEARWAVE HOLDINGS B.V.

By:    (signed)                              By:     (signed)
       ___________________________________           __________________________
Name:  Cornelis van Ravenhorst               Name:   Cornelis van Ravenhorst
Title: Managing Director                     Title:  Managing Director

VODAFONE TECHNICAL                           EXPORT DEVELOPMENT
SERVICES                                     CANADA

By:    (signed)                              By:     (signed)
       ___________________________________           __________________________
Name:                                        Name:   Roman Chomyn
Title:                                       Title:  Financial Services Manager

                                             By:     (signed)
                                                     __________________________
                                             Name:   Andrea Tunney
                                             Title:  Financial Services Manager

NORDIC INVESTMENT BANK                       EUROPEAN BANK FOR
                                             RECONSTRUCTION AND DEVELOPMENT

By:    (signed)                              By:     (signed)
       ___________________________________           __________________________
Name:  Tarja Kylanpaa                        Name:   Andrei Savelev
Title: Vice President                        Title:  Principal Banker

By:    (signed)
       ___________________________________
Name:  Ebbe Thalin
Title: Vice President

                                    ANNEX A

                    FORM OF DEED OF UNDERTAKING OF ADHERENCE

To:    MOBIFON S.A.
       TELESYSTEM INTERNATIONAL WIRELESS INC.
       TELESYSTEM INTERNATIONAL WIRELESS CORPORATION N.V.
       VODAFONE EUROPE B.V.
       CLEARWAVE N.V.
       CLEARWAVE HOLDINGS B.V.
       VODAFONE TECHNICAL SERVICES
       EXPORT DEVELOPMENT CANADA
       NORDIC INVESTMENT BANK
       EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT
       [ALSO LIST ANY OTHER PERSONS THAT BECOME PARTIES]

Dated: [______________]

RE: SHARE RETENTION AND SUBORDINATION DEED BETWEEN THE ABOVE NAMED PARTIES DATED 27 AUGUST 2002 (SUCH DEED, AS AMENDED AND SUPPLEMENTED, THE "SHARE RETENTION AND SUBORDINATION DEED")

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees and undertakes as follows (terms defined in the Share Retention and Subordination Deed, unless the context otherwise requires, have the same meanings in this Deed of Undertaking of Adherence as in the Share Retention and Subordination Deed):

1. [In the case of undertaking by a transferee under 4.01(c) or 4.02(b) or a transferee under 4.01(a) or 4.01(b) which is a Controlled Affiliate of Vodafone or of Clearwave's Majority Shareholder:] [describe transaction and instrument pursuant to which the undersigned has acquired shares and has become a Controlling Shareholder or ClearWave's Majority Shareholder.]

2. [In the case of undertaking by a Junior Creditor:] [describe transaction and instrument pursuant to which the undersigned has become a Junior Creditor, and describe the relevant Junior Indebtedness including if applicable the relevant Permitted Quasi Equity or Permitted High Yield Back to Back Debt.]

3. The undersigned acknowledges having received a complete fully executed copy of the Share Retention and Subordination Deed.

4. The undersigned fully and unconditionally adheres to, and agrees to be bound by, the terms and conditions of the Share Retention and Subordination Deed in its capacity as a [a Junior Creditor/Controlling Shareholder/ClearWave's Majority Shareholder] and to become a party thereto in all respects as a [Junior Creditor/Controlling Shareholder/ClearWave's Majority Shareholder] thereunder, to the same extent as if it had been a signatory thereto as at its date of execution and agrees that each of you shall be entitled to exercise your rights against the undersigned in accordance with the terms and conditions of the Share Retention and Subordination Deed to the same extent as if the undersigned had been a signatory thereto in such capacity [capacities] at its date of execution.

5. [In case of a Junior Creditor:] Without limiting the foregoing, the undersigned hereby confirms its obligations under Article 2 of the Share Retention and Subordination Deed in respect of the [identify Junior Indebtedness in connection with which such Junior Creditor entered into this Deed] and all other Junior Indebtedness owing to the undersigned.

6. [In case of a Controlling Shareholder or of ClearWave's Majority Shareholder:] without limiting the foregoing, the undersigned agrees that from and after the date hereof it assumes all rights and obligations of, and shall be bound, as a party to the Deed, by all obligations of, [_________________] [identify transferor], under the Share Retention and Subordination Deed.

7. [In case of a transfer of a transferor's entire Economic Interest and Controlling Interest (direct or indirect) in the Borrower or in ClearWave under
Section 4.01 or 4.02:] [_________________] [identify the [transferor] shall be released and discharged from its obligations or liabilities under this Deed other than any liabilities arising prior to the date hereof.

8. The undersigned hereby represents and warrants to the Senior Lenders as of the date hereof with respect to itself in accordance with the terms set out in
Section 3.01 of the Share Retention and Subordination Deed.

9. The undersigned hereby advises the other parties to the Share Retention and Subordination Deed that its co-ordinates for notices, for purposes of
Section 5.01 of the Share Retention and Subordination Deed, are as follows:

      [_______________________]

10. This Deed of Undertaking of Adherence is supplemental to the Share Retention and Subordination Deed.

11. This Deed of Undertaking of Adherence shall be governed by and construed in accordance with the laws of England.

Signed as a deed by:

                                        [_______________________]


                                        ________________________________________
                                        Name:
                                        Title:

Acknowledged by the Senior Lenders in accordance with Section 2.11 as of the above-noted date:

                              EUROPEAN BANK FOR
                              RECONSTRUCTION AND
                              DEVELOPMENT

                              Per: _________________________________________
                                   Name:
                                   Title:

                              NORDIC INVESTMENT BANK

                              Per: _________________________________________
                                   Name:
                                   Title:



                              EXPORT DEVELOPMENT CANADA

                              Per: _________________________________________
                                   Name:
                                   Title:



                              [__________________________________]
                              [In the case of a transfer under
                              Section 4.01 or 4.02: the Transferor]